                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Equity Investor Fund,
Index Series, S&P 500 MidCap Trust:

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-44844 of our opinion dated March 15, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'How The Fund Works--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 14, 1999